SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) September 13, 2000

Key Bank USA, National Association (as Seller) under a Sale and Servicing
Agreement dated as of September 1, 2000 in connection with the issuance of KeyCorp Student Loan Trust 2000-B Asset Backed Notes.

Key Bank USA, National Association
(Exact name of Registrant as specified in its charter)

United States (State or other jurisdiction of incorporation)	333-80109 (Commission File Number)	34-1804148 (IRS Employer ID Number)

Key Tower, 127 Public Square, Cleveland, Ohio 44114
(Address of principal executive offices)      (Zip Code)

Registrant's Telephone Number, including area code:	(216) 689-6300

N/A

(Former name or former address, if changed since last report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

23.1 The Consent of Ernst & Young LLP, independent auditors. 23.2 The Consent of PricewaterhouseCoopers LLP, independent accountants.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEY BANK USA, NATIONAL ASSOCIATION /S/ Craig Platt Name: Craig Platt Title: Senior Vice President

Dated: September 13, 2000

EXHIBIT INDEX

Exhibit 23.1 Exhibit 23.2	Consent of Ernst & Young LLP Consent of PricewaterhouseCoopers LLP